UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2016

CITIZENS & NORTHERN CORPORATION

(Exact name of registrant as specified in its charter)

PENNSYLVANIA

(State or other jurisdiction of incorporation)

000-16084	23-2951943
(Commission file number)	(IRS employer ID)

90-92 Main Street, Wellsboro Pennsylvania	16901
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code - (570) 724-3411

N/A

(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters of a Vote of Security Holders

The Annual Meeting of Shareholders of Citizens & Northern Corporation was held on Thursday, April 21, 2016. The Board of Directors fixed the close of business on February 12, 2016 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. On this record date, there were outstanding and entitled to vote 12,151,108 shares of Common Stock with two issues proposed for vote by the stockholders. A total of 8,862,709 shares of Common Stock were present or represented by proxy at the meeting. This represented approximately 73% of the Corporation’s outstanding Common Stock.

Proposal I- Election of Class I Directors

Voting for the Class II Directors elected to serve for a term of three years is summarized as follows:

R. Bruce Haner

Total Votes in Favor	5,382,525
Total Votes Withheld / Against	470,000
Broker Non-Votes	3,010,184

Susan E. Hartley

Total Votes in Favor	5,409,011
Total Votes Withheld / Against	443,514
Broker Non-Votes	3,010,184

Leo F. Lambert

Total Votes in Favor	5,590,543
Total Votes Withheld / Against	261,971
Broker Non-Votes	3,010,195

Leonard Simpson

Total Votes in Favor	5,460,991
Total Votes Withheld / Against	391,523
Broker Non-Votes	3,010,195

Proposal II – Ratification and Approval of the appointment of the firm of Baker Tilly Virchow Krause, LLP as independent auditors of the Corporation.

Voting on the requested ratification and approval of the appointment of the firm of Baker Tilly Virchow Krause, LLP as independent auditors of the Corporation was as follows:

Total Votes in Favor	8,538,175
Total Votes Against	149,451
Total Abstained	175,083
Broker Non-Votes	0

Item 8.01	Other Events

On April 22, 2016 Citizens & Northern Corporation (the “Company”) issued a press release announcing that the Company’s Board of Directors declared a dividend on its common stock and approved a new treasury stock repurchase program. The Board of Directors declared a regular quarterly cash dividend of $0.26 per share. The dividend is payable May 13, 2016 to shareholders of record as of May 2, 2016. Declaration of the dividend was made at the April 21, 2016 meeting of the Corporation’s Board of Directors.

Announcement of a new treasury stock repurchase program follows the recent completion of a common stock repurchase plan authorized by the Board of Directors in July 2014. Under the newly approved stock repurchase program, the Company is authorized to repurchase up to 600,000 shares of the Company's common stock or slightly less than 5% of the Company's issued and outstanding shares at April 19, 2016. Consistent with the previous program, the Board of Directors’ April 21, 2016 authorization provides that: (1) the new treasury stock repurchase program shall be effective when publicly announced and shall continue thereafter until suspended or terminated by the Board of Directors, in its sole discretion; and (2) all shares of common stock repurchased pursuant to the new program shall be held as treasury shares and be available for use and reissuance for purposes as and when determined by the Board of Directors including, without limitation, pursuant to the Company’s Dividend Reinvestment and Stock Purchase Plan and its equity compensation program.

A copy of the Company’s press release announcing these actions is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated April 22, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Citizens & Northern Corporation

Date: April 22, 2016	By:	/s/ Mark A. Hughes
Mark A. Hughes, Treasurer